Exhibit 99.1

Press Release

Contacts:

Ronald W. Guire, Exec. VP, CFO	For Release 8:00 a.m. EDT April 21, 2004
Thomas R. Melendrez, Vice President
(510) 668-7000

Exar Corporation Reports Fourth Quarter Fiscal 2004 Sequential Operating Income Increase in Excess of 50%

Fremont, California, April 21, 2004 – Exar Corporation (NASDAQ: EXAR), a leading provider of high-performance, mixed-signal silicon solutions for the worldwide communications infrastructure, today reported fiscal 2004 fourth quarter and year-end operating results. Revenue for the quarter ended March 31, 2004 was $17.9 million a 4.5% increase compared to the prior quarter and an 18.7% increase from $15.0 million for the same period last year. The fourth quarter fiscal 2004 operating income was $1.6 million reflecting an improvement from operating income of $0.9 million for the prior quarter and an operating loss of $0.4 million for the fourth quarter fiscal 2003. Net income for the March quarter was $5.3 million up sequentially from $2.2 million and up from $1.1 million in the same period last year. For the March quarter, EPS were $0.12 per diluted share (reflecting a significant tax benefit) up from $0.05 per diluted share in the prior quarter and up from $0.03 per diluted share in the fourth quarter fiscal 2003.

During the fourth quarter fiscal 2004, the Company recognized a $224,000 benefit from the sale of previously written down inventory. This benefit lowered the cost of sales and increased gross margins by 125 basis points. Also, during the quarter ended March 31, 2004, the Company recorded a one-time tax benefit of $2.7 million associated with the extension and preservation of tax attributes related to research and development carryforward credits. The impact of this tax benefit increased net income and increased EPS from $0.06 per diluted share to $0.12 per diluted share. A reconciliation of the Non-GAAP adjustments to GAAP financial results for fourth quarters fiscal 2004 and 2003 appears on the financial statements portion of this earnings announcement.

Revenue for the fiscal year ended March 31, 2004 was $67.2 million compared to $67.0 million for fiscal year 2003. For fiscal year 2004, the operating income was $2.7 million reflecting an improvement from an operating loss of $4.2 million from the previous fiscal year. Net income for fiscal year 2004 was $4.6 million as compared to a net loss of $32.3 million for the previous fiscal year. For the fiscal year 2004, EPS were $0.11 per diluted share up from a loss of $0.81 per share for fiscal year 2003.

The fiscal year 2004 Non-GAAP results exclude the benefit from the sale of previously written down inventory of $224,000, a one-time tax benefit of $2.7 million associated with the extension and preservation of tax attributes related to research and development carryforward credits and a $6.0 million asset impairment charge. The fiscal year 2003 Non-GAAP results exclude the $2.3 million inventory write-down charge and the $35.4 million asset impairment charge taken in the second quarter fiscal 2003. A reconciliation of the Non-GAAP adjustments to GAAP financial results for fiscal 2004 and 2003 appears on the financial statements portion of this earnings announcement.

A Non-GAAP financial measure is a numerical measure of the Company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional Non-GAAP measures are useful to investors for the performance of financial analysis. The Company’s management uses these measures internally to evaluate the Company’s operating performance and the measures are used for planning and forecasting of its future periods. However, Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different Non-GAAP measures and presentation of results.

“During the year we were able to realize substantial revenue growth in our focus markets. Revenue increased approximately 50% for networking/transmission products and 32% for serial communications products, which offset the expected revenue decline in the video and imaging products line. We also achieved operating profitability due to the shift in product mix, remained cash flow positive from operations, and increased cash by $14.9 million to approximately $437.0 million for the year,” said Donald L. Ciffone, chairman, president and chief executive officer. “Our expanding solutions in the networking and serial communications product lines, geographically dispersed customer engagements, solid balance sheet and gross margins of greater than 65% for fiscal 2004 provide a strong basis for our belief that growth and profitability should continue as market conditions improve.”

Product Summary

During the year the Company introduced industry-first products, significantly expanded its silicon solutions for networking transmission and serial communications, and expanded its new clock and timing management product family.

The Company introduced several next generation T1/E1 LIUs including two highly integrated eight-channel components, a four-channel chip and an industry-first 14-channel device. In the DS3/E3 market, the Company released a single-channel combination device – ATM UNI/LIU – with jitter attenuation (JA), as well as a family of SONET data aggregation, multi-channel LIUs (3 and 12-channel) that include SONET desynchronization, JA and the Company’s proprietary R3 Technology.

In the serial communications market the Company released two industry-first devices: a single-channel and a dual-channel Universal Asynchronous Receiver Transmitter (UART) both leveraging an extremely small 32-QFN (package size of 5x5x0.9mm).

The Company also expanded its communications clock distribution portfolio with the introduction of five programmable skew components. The clock and timing management family includes a device that leverages an industry-first combination of features with a small 32-pin package, wide frequency range (3.75 to 200 MHz) for either 3.3V or 2.5V, and a four bank skew and 250 pico second accuracy.

Employee Stock Option Exchange Program

On March 29, 2004, the Company completed its Stock Option Exchange Program with the issuance of 544,130 option grants at a price of $17.995 to participating employees, which did not include any officer or director.

Regulatory Compliance/Current Business Outlook

The Company adheres to the Securities and Exchange Commission’s requirements governing public company reporting obligations. The Company intends to provide its investors, financial analysts, and the general public with guidance each quarter in its earnings news release and its conference calls. The Company will not provide any further guidance or updates on its performance during the quarter unless it does so in a news release, such as this one, or in such other manner that is compliant with Regulation FD and Regulation G, as the case may be, and other applicable laws, rules and regulations.

The Company reports its financial results in accordance with GAAP. Additionally, it supplements the GAAP financials with Non-GAAP measures included in this press release and 8-K filed with the SEC today.

The Company’s statements about its future financial performance are based on current information and expectations and the Company undertakes no duty to update such statements. The statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described below. For the first quarter fiscal 2005 ending June 30, 2004, the Company is forecasting revenue to be $18.0 million to $19.0 million resulting in projected EPS of $0.05 to $0.06 per diluted share. The expected revenue increase for the first quarter fiscal 2005 will be partially offset by employee salary and benefit increases, the first salary adjustments for employees in several years.

Earnings Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the fourth quarter and fiscal 2004 year-end, today, Wednesday, April 21, at 1:30 p.m. EDT. To access the conference call, please dial (877) 221-5858 by 1:20 p.m. EDT. In addition, a live webcast will also be available. To access the webcast, please go to the Exar investors’ homepage at: http://www.exar.com. A replay of the call will be available starting at 5:30 p.m. EDT today until 8:00 p.m. EDT on April 28, 2004. To access the replay, please dial (800) 642-1687 and use conference ID number 6603051.

Safe Harbor Statement

In addition to the Company’s statements about its future financial performance, this release contains forward-looking statements relating to the Company’s growth and earnings prospects that involve risks and uncertainties. These risks and uncertainties include global economic and industry conditions, such as the level of capital spending, specifically in telecommunications, and data communications markets; possible disruption in commercial activities as a consequence of terrorist activity, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products; competitive factors, such as pricing or competing solutions, customer ordering patterns; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 31, 2003, and Quarterly Report on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003, and December 31, 2003.

About Exar

Exar Corporation (NASDAQ: EXAR) designs, develops and markets high-performance, analog and mixed-signal silicon solutions for the worldwide communications infrastructure. Leveraging its industry-proven analog design expertise, system-level knowledge and standard CMOS process technologies, the Company provides OEMs innovative, highly-integrated ICs that facilitate the transport and aggregation of signals in access, metro and wide area networks. The Company’s physical layer silicon solutions address transmission standards such as T/E carrier, ATM and SONET. The Company also provides one of the industry’s most comprehensive family of serial communications solutions. Within this product offering, the low voltage and multi-channel universal asynchronous receiver transmitters are particularly well suited to support high data rate and increasing data transfer efficiency requirements for various industrial, telecom and computer server applications. In addition, the Company offers a portfolio of clock generation and clock distribution devices for a wide range of communications systems. The Company is based in Fremont, CA, had fiscal 2004 revenues of $67.2 million, and employs approximately 265 people worldwide. For more information about the Company visit: www.exar.com.

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED MARCH 31,
	MARCH 31, 2004	DECEMBER 31, 2003	MARCH 31, 2003	2004	2003
Net sales	$17,862	$17,088	$15,047	$67,196	$67,008
Cost of sales	5,569	5,981	5,601	23,237	30,197

Gross profit	12,293	11,107	9,446	43,959	36,811

Operating expenses:
Research and development	5,523	5,338	5,555	21,819	22,297
Selling, general and administrative	5,183	4,874	4,291	19,393	18,735

Total operating expenses	10,706	10,212	9,846	41,212	41,032

Income (loss) from operations	1,587	895	(400)	2,747	(4,221)

Interest income and other, net	1,679	1,745	2,006	7,139	9,125
Loss on other long-term investments	—	—	—	(6,000)	(35,886)

Total other income (loss), net	1,679	1,745	2,006	1,139	(26,761)

Income (loss) before income taxes	3,266	2,640	1,606	3,886	(30,982)

Provision for income taxes	(2,074)	448	483	(750)	1,318

Net income (loss)	$5,340	$2,192	$1,123	$4,636	$(32,300)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.13	$0.05	$0.03	$0.11	$(0.81)

Diluted earnings (loss) per share	$0.12	$0.05	$0.03	$0.11	$(0.81)

Shares used in the computation of earnings (loss) per share:
Basic	41,158	40,715	39,997	40,656	39,674

Diluted	43,212	42,604	41,378	42,510	39,674

Note: The above Condensed Consolidated Statements of Income reflect the following:

(a)	For purposes of calculating diluted loss per share, the assumed exercise of options into common stock are not taken into consideration as the effect is anti-dilutive for the twelve months ended March 31, 2003.

EXAR CORPORATION AND SUBSIDIARIES

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED MARCH 31,
	MARCH 31, 2004	DECEMBER 31, 2003	MARCH 31, 2003	2004	2003
Net sales	$17,862	$17,088	$15,047	$67,196	$67,008
Cost of sales	5,793	5,981	5,601	23,461	27,886

Gross profit	12,069	11,107	9,446	43,735	39,122

Operating expenses:
Research and development	5,523	5,338	5,555	21,819	22,297
Selling, general and administrative	5,183	4,874	4,291	19,393	18,735

Total operating expenses	10,706	10,212	9,846	41,212	41,032

Income (loss) from operations	1,363	895	(400)	2,523	(1,910)
Interest income and other, net	1,679	1,745	2,006	7,139	9,125
Loss on other long-term investments	—	—	—	—	(513)

Total other income, net	1,679	1,745	2,006	7,139	8,612

Income before income taxes	3,042	2,640	1,606	9,662	6,702
Provision for income taxes	608	448	483	1,932	2,011

Net income	$2,434	$2,192	$1,123	$7,730	$4,691

Earnings per share:
Basic earnings per share - Non-GAAP	$0.06	$0.05	$0.03	$0.19	$0.12

Diluted earnings per share - Non-GAAP	$0.06	$0.05	$0.03	$0.18	$0.11

Shares used in the computation of earnings per share:
Basic	41,158	40,715	39,997	40,656	39,674

Diluted	43,212	42,604	41,378	42,510	41,543

Notes: The calculation above is a Non-GAAP presentation.

1.	The above Non-GAAP Condensed Consolidated Statements of Income reflects the following:
(a)	The quarter and fiscal year ended March 31, 2004 excludes the following:
(i)	the benefit of $224,000 resulting from the sale of previously written down inventory;
(ii)	the income tax benefit of $2.7 million.
(b)	The fiscal year ended March 31, 2004 excludes the following:
(i)	the $6.0 million asset impairment charge.
(c)	The fiscal year ended March 31, 2003 excludes the following:
(i)	the $2.3 million inventory write-down charge;
(ii)	the $35.4 million asset impairment charge.
2.	The above Non-GAAP Condensed Consolidated Statements of Income reflects the following:
(a)	For purposes of calculating Non-GAAP basic and diluted earning per share certain Non-GAAP adjustments have been made and are included in the Reconciliation of Condensed Consolidated Statements of Income to the Non-GAAP Condensed Statements of Income.
(b)	For purposes of calculating Non-GAAP diluted earning per share, options that are in the money for the fiscal year ended March 31, 2003 of 1,869,000 are included for consistent presentation.

EXAR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF INCOME TO THE

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED MARCH 31,		TWELVE MONTHS ENDED MARCH 31,
	2004	2003	2004	2003
Net income (loss), Condensed Consolidated Statements of Income	$5,340	$1,123	$4,636	$(32,300)
Inventory write-down.	—	—	—	2,311
Benefit from the sale of previously written down inventory.	(224)	—	(224)	—
Impairment of other long-term investments.	—	—	6,000	35,373
Income tax effect on inventory item.	45	—	45	(693)
The one-time income tax benefit of $2.7 million associated with the extension and preservation of tax attributes related to research and development carryforward credits.	(2,727)	—	(2,727)	—

Net Income, Non-GAAP Condensed Consolidated Statements of Income	$2,434	$1,123	$7,730	$4,691

Notes:

1.	A Non-GAAP financial measure is a numerical measure of the Company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional Non-GAAP measures are useful to investors for the performance of financial analysis. The Company’s management uses these measures internally to evaluate the Company’s operating performance and the measures are used for planning and forecasting of its future periods. However, Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different Non-GAAP measures and presentation of results.
2.	The Company did not recognize an income tax benefit related to the $6.0 million and $35.4 million asset impairment charge recorded for fiscal years ended March 31, 2004 and March 31, 2003, respectively, as it is not deductible against ordinary taxable income.

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	MARCH 31, 2004	MARCH 31, 2003
ASSETS

Current assets
Cash, cash equivalents and marketable securities	$436,996	$367,851
Accounts receivable, net	7,198	4,275
Inventory	4,183	2,893
Other current assets	4,853	5,617

Total current assets	453,230	380,636

Property, plant and equipment, net	28,919	28,054
Long-term marketable securities	—	54,259
Other long-term investments	3,374	8,759
Deferred income taxes, net	10,313	7,482
Other non-current assets	49	35

Total assets	$495,885	$479,225

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$15,348	$12,147
Long-term obligations	265	312

Total liabilities	15,613	12,459

Total stockholders’ equity	480,272	466,766

Total liabilities and stockholders’ equity	$495,885	$479,225